Exhibit 10.2

LEASE AGREEMENT

This lease (“Lease”) is entered into between EAST COAST PETRO, INC., hereinafter referred to as “LESSOR”, and RETICULATE MICRO, INC. hereinafter referred to as “LESSEE,” whose business address is 3255 BAYSIDE LAKES BLVD SE PALM BAY FL 32909.

The parties agree as follows:

1.	PROPERTY: The property which is the subject matter of this Lease is described as follows:

Portion of the property known as: 3255 BAYSIDE LAKES BLVD SE PALM BAY FL 32909 being all of the “Units 105-106” thereof, together with a nonexclusive right to use parking lot.

2.	TERM: The term of this Lease shall be for a period of three (3) years and one (1) month commencing on February 1, 2023, and expiring on March 1, 2026 at midnight.

3.	RENT: The LESSEE agrees to pay rent for the term of this Lease in monthly payments in advance, beginning on the date of commencement of this Lease term, and on the 1st day of each month thereafter during the term, at the rates hereafter set forth. In addition to rent, the LESSEE agrees to pay all sales, use, and other tax imposed thereon by the State of Florida or any other governmental authority.

a.	Base Rent for the initial first year (month 1) shall be $Waived, (month 2-12) shall be $3,125.00 per month, plus sales tax. On each anniversary/year thereafter, rent shall increase by the greater of 3.5% or the rise in the Consumer Price Index.

b.	At signing LESSEE will pay the first month rent, CAM, and sales tax ($4,215.27), and a Security Deposit ($5,000.00.00) and last month’s rent ($3,347.58); For a total of $12,562.85. LESSOR will retain such amount as the Security Deposit and will apply the balance towards the last months’ rent provided LESSEE is not in default of the lease.

c.	LESSEE will pay associated CAM charges based on its proportion of sq. footage used in relation to the entire building, to include the unit space of 2500 sq. ft., which becomes 24.97 % of the entire building. Initial Common Area Maintenance (CAM) charges are estimated at $833.00 per mo. plus applicable sales tax. At the end of each year LESSOR will calculate actual expenses and bill or credit the difference to the LESSEE from the estimated amount collected. CAM Shall also include: All Property Taxes and Assessments imposed on the property thereon. Any charges associated with the maintenance of the property, such as electric, water, garbage, sign maintenance, building maintenance, landscaping, as examples will be calculated in CAM. LESSEEs CAM shall also include: 24.97% of the LESSORS fire and hazard insurance premium. This is not meant to be an inclusive list, and other CAM charges may apply.

d.	Method of Payment for Rent Collection: LESSEE must provide LESSOR with an account number and copy of voided check so that LESSOR may draft by EFT the said amount of rent and other charges. By signing this Lease, LESSEE specifically authorizes and gives permission for LESSOR to draft LESSEE account.

LA: RETICULATE MICRO, INC.	LESSOR:
FACILITY ADDRESS: SFM 312 C 3255 BAYSIDE LAKES BLVD SE PALM BAY FL 32909	LESSEE:

e.	In the event that any payment of rent or any other charge required to be paid by LESSEE under the provisions of this Lease, shall not be paid within ten (10) days of the due date, LESSEE shall pay to LESSOR a late charge of 5% of the rent; if twenty (20) days late, the late charge shall be 10% of the rent; and such late charge shall be deemed “rent” for all purposes under this Lease.

f.	If any check is dishonored by LESSEE’s bank for any reason whatsoever, LESSOR may, without waiving any other available remedy, require that all subsequent rent payments be made in cash, certified funds or money order. Once this requirement is communicated in writing to LESSEE, any further attempt to pay rent other than by cash, certified funds or money order shall be a nullity, and shall not constitute payment of or tender of rent to LESSOR.

g.	In the event any check is dishonored, LESSEE shall pay a $35.00 handling charge and all bank fees imposed for the dishonored check. This shall be in addition to any late fees imposed

4.	SECURITY DEPOSIT: LESSEE shall pay to LESSOR, at the time of execution of this Lease, the sum of $5,000.00, as a Security Deposit, which shall be held by the LESSOR during the term of this Lease. LESSOR shall not be required to pay interest on said Security Deposit nor segregate the same from LESSOR’s other funds. The LESSOR shall be entitled to utilize said Security Deposit as follows:

a.	Apply the same for any default in the payment of rent required hereunder.

b.	Apply the same for any claim, damage, or other charge on the leased premises for which the LESSEE is liable.

c.	If the LESSOR applies any portion of said Security Deposit prior to the expiration of the term, and this Lease remains in effect, the LESSEE shall immediately replenish the amount of the Security Deposit.

d.	At the expiration of the term of this Lease, if no sums are due the LESSOR and the LESSEE surrenders the premises in the same condition as said premises are at the commencement of this term, reasonable wear and tear excepted, the LESSEE shall be entitled to a refund of said Security Deposit.

5.	USE OF LEASED PREMISES: The LESSEE may use said leased premises solely as a “Technology Services” and no other use shall be allowed without consent of LESSOR. LESSEE will not engage in the sale of any items customarily found in a convenience store or gas station. No additional or other items may be sold on premises without prior written consent or LESSOR, which consent may be withheld in LESSOR’s sole discretion.

The LESSEE will not injure, overload, or deface or suffer to be injured, overloaded, or defaced the leased premises or any part thereof or store inflammables or explosives in any part thereof.

LESSEE acknowledges that neither LESSOR nor any agent of LESSOR has made any representation or warranty with respect to the leased premises or the building and grounds of which the leased premises may be a part or with respect to the suitability of same for the conduct of LESSEE’s business, nor has LESSOR agreed to undertake any modification, alteration, or improvement to the leased premises except as provided in this Lease. The acceptance of possession of the leased premises by LESSEE at the commencement of this Lease term shall conclusively establish that the leased premises and said building were at such time in satisfactory condition.

LA: RETICULATE MICRO, INC.	LESSOR:
FACILITY ADDRESS: SFM 312 C 3255 BAYSIDE LAKES BLVD SE PALM BAY FL 32909	LESSEE:

LESSEE shall not do or permit anything to be done in or about the leased premises nor bring or keep anything therein which will in any way increase the existing rate or affect any fire or other insurance upon the leased premises or the building of which the leased premises may be a part or any of its contents (unless LESSEE shall pay any increased premium as a result of such use or acts), or cause a cancellation of any insurance policy covering said leased premises or said building or any part thereof or any of its contents, nor shall LESSEE sell or permit to be kept, used or sold in or about the leased premises any articles which may be prohibited by a standard form policy of fire insurance.

LESSEE shall not use the leased premises or permit anything to be done in or about the leased premises which will in any way conflict with any law, statute, ordinance or governmental rule or regulation or requirement of duly constituted public authorities now in force or which may be hereafter be enacted or promulgated. LESSEE shall at LESSEE’s own cost take all necessary steps to cause and ensure such compliance from time to time.

LESSEE shall not cause or allow any nuisance on the premises, shall not operate any radio, loudspeaker or other device in a manner which disturbs other occupants, and shall not penetrate or modify the exterior of the building in any way without written consent of the LESSOR.

LESSOR may promulgate other reasonable rules and regulations from time to time as necessary for proper operation of the premises.

6.	UTILITIES: The LESSEE shall be responsible for the payment of all utilities used by LESSEE on the leased premises, specifically including but not limited to electricity, telephone, cable, water, and sewer. The LESSEE shall be responsible for the payment of all charges for such services and will not permit any liens to be suffered against the property for such services. Should Water or Sewer Services be joint, then they will be treated as a CAM charge.

7.	INSURANCE: The LESSEE shall be responsible for continuously providing public liability insurance for the LESSEE’s intended use of said leased property and any equipment used thereon in limits of liability in the minimum amount of $1,000,000.00, naming the LESSOR as additional insured thereon. Insurance policy must include fire legal liability coverage. A certificate of such insurance with the premiums paid in advance shall be furnished to LESSOR at the commencement of the term hereof. LESSEE shall insure all of LESSEE’s property against risk of loss and waives any claim whatsoever against LESSOR therefor. All insurance required hereunder shall be issued by companies licensed to do business in Florida and acceptable to LESSOR and shall be primary and not contributory regarding any policy of insurance maintained by LESSOR. LESSEE’s insurance policy shall carry a clause or endorsement prohibiting termination or material amendment without at least fifteen (15) days’ notice to LESSOR. LESSEE shall have the right to carry the insurance provided for in this Paragraph, or any portion of such insurance, under a blanket or comprehensive all-risks policy. Each party waives the right of subrogation as to the other party to the extent such loss or damage is covered under any policy in force. LESSEE is to also maintain its own contents policy. Said amounts are minimum requirements of LESSOR, and LESSEE should determine on its own the actual amount of insurance it requires.

LA: RETICULATE MICRO, INC.	LESSOR:
FACILITY ADDRESS: SFM 312 C 3255 BAYSIDE LAKES BLVD SE PALM BAY FL 32909	LESSEE:

8.	INDEMNIFICATION: The LESSEE agrees to indemnify and hold the LESSOR harmless for any loss, injury, or damage to the leased premises, during the term of this Lease. LESSEE further agrees to indemnify and hold the LESSOR harmless from any injury or loss to third persons arising out of the LESSEE’s use of said property.

9.	ALTERATIONS: The LESSEE shall not make any alterations or improvements to the leased premises without the LESSOR’s specific prior written consent, which shall not be unreasonably withheld, and shall not contract for any goods or services in the name of the LESSOR. Any alterations or improvements shall become a part of the real property, and unless LESSOR agrees otherwise in writing at the time approval is sought, shall remain upon termination of the Lease. Personal property, business and trade fixtures, and moveable partitions shall remain the property of the LESSEE and may be removed by LESSEE provided LESSEE is not in default hereunder. LESSEE shall have the right to display on and about the leased premises only such signs, advertisements, notices and lettering as shall be approved by the LESSOR, and which shall at all times conform to applicable regulations.

LESSEE shall at all times ensure that any alteration of the premises is in conformity with all applicable laws and ordinances, including but not limited to the Americans with Disabilities Act.

LESSEE shall not cause or allow the imposition of any lien against the property and should same occur LESSEE shall cause same to be paid or bonded off within twenty (20) days after imposition. Failure to do so shall be a material breach of this Lease.

10.	MAINTENANCE: LESSOR shall be responsible for maintenance and repair only of the following:

a.	Roofing system.

b.	Structural components and exterior building walls, excluding paint.

Notwithstanding the foregoing, LESSEE shall be responsible for any maintenance, repair and replacement described above caused by an act or omission of LESSEE, its employees, invitees or licensees; and LESSEE shall further be responsible for any and all maintenance, repair, and replacement not expressly designated above as LESSOR’s responsibility.

LESSOR shall not be liable for any damages from plumbing, gas, water steam or sewage leaks or stoppage, nor for damage arising from acts of negligence of third parties.

LESSEE agrees to maintain the leased premises and all appurtenances thereof, including but not limited to sprinkler, if any, heating, air conditioning, water and sewer systems, electrical fixtures, plumbing, plumbing fixtures and equipment, in good order and repair same through the term of this Lease. LESSEE shall be liable for any damage or injury which may be caused by or resulting from the LESSEE’s failure to faithfully comply with all of the terms and conditions contained herein and which are to be complied with by the LESSEE.

The LESSEE shall contract with a licensed exterminating firm to perform pest extermination(s) at its expense on a monthly basis.

The LESSEE shall use the plumbing systems in the leased premises only for their intended purpose, and shall not place or permit its customers or invitee to place therein any caustic, acid, corrosive or concentrated substances or objects which are likely to cause damage to the plumbing systems, or cause them to fail in whole or part. Should the LESSEE violate this covenant, the LESSEE shall be liable to the LESSOR for the full cost of cleaning, repairing or rebuilding the plumbing systems, which amount(s) shall be payable as additional rent hereunder.

LA: RETICULATE MICRO, INC.	LESSOR:
FACILITY ADDRESS: SFM 312 C 3255 BAYSIDE LAKES BLVD SE PALM BAY FL 32909	LESSEE:

In the event the LESSEE receives written consent to penetrate the roof or any wall of the leased premises, the LESSEE shall be solely responsible for any damage which may be caused by or result from such penetration.

The LESSEE covenants and agrees to indemnify and save harmless, at its own cost, the LESSOR from and against any and all liability, damage, injury, actions or cause of action whatsoever resulting from the operation, conduct and use of the interior of the leased premises.

LESSEE agrees, at its own expense, to replace promptly any and all plate or other glass in the leased premises which may become damaged or broken, with glass of the same kind and quality.

11.	SECURITY INTEREST: LESSEE hereby grants to LESSOR a security interest under the Uniform Commercial Code in all of LESSEE’s equipment, furniture, fixtures, goods and property in, on or about the leased premises. Said security interest shall secure to LESSOR the payment of all rent (and charges collectible or reserved as rent) hereunder which shall become due under the provisions of this Lease. LESSEE hereby agrees to execute, upon request of the LESSOR, such financing statements as may be required under the provisions of the Uniform Commercial Code to perfect a security interest in LESSEE’s equipment, furniture, fixtures, goods, and property. In the event of default, LESSOR shall have the right to proceed, as a secured party under the provisions of the Uniform Commercial Code, against the goods in which LESSOR has been granted a security interest pursuant to the paragraph.

12.	RISK OF LOSS: Any property of any kind of the LESSEE located or stored in the leased premises during the term of the Lease, or any extension thereof, shall be at the sole risk of LESSEE.

13.	SUBORDINATION; ATTORNMENT:

LESSEE agrees that:

a.	Except as hereinafter provided, this Lease is, and all of LESSEE’s rights hereunder are and shall always be, subject and subordinate to any mortgage (“Mortgage.,) secured by the leased premises; and

b.	If the holder of any Mortgage or if the purchaser at any foreclosure sale or at any sale under a power of sale contained in any Mortgage shall at its sole option so require, LESSEE will attorn to, and recognize such Mortgagee or purchaser, as the case may be, as LESSOR under this Lease for the balance then remaining of the term of this Lease, subject to all terms of this Lease; and

c.	That the aforesaid provisions shall be self-operative and no further instrument or document shall be necessary unless required by any such Mortgagee or purchaser. If LESSOR or any Mortgagee or purchaser desire confirmation of such subordination, LESSEE upon written request, and from time to time, will execute and deliver without charge and in form satisfactory to LESSOR, the Mortgagee or the purchaser all instruments and documents that may be requested to acknowledge such subordination in recordable form. Delivery shall be made within ten (10) days of written request.

LA: RETICULATE MICRO, INC.	LESSOR:
FACILITY ADDRESS: SFM 312 C 3255 BAYSIDE LAKES BLVD SE PALM BAY FL 32909	LESSEE:

14.	EXECUTION OF ESTOPPEL CERTIFICATE: At any time, and from time to time, upon the written request of LESSOR or any Mortgagee, LESSEE within ten (10) days of the date of such written request agrees to execute and deliver to LESSOR and/or such Mortgagee, without charge and in a form satisfactory to LESSOR and/or such Mortgagee, a written statement:

a.	Ratifying this Lease;

b.	Confirming the commencement and expiration date of the term of this Lease;

c.	Certifying that LESSEE is in occupancy of the premises, and that the Lease is in full force and effect and has not been modified, assigned, supplemented or amended except by such writings as shall be stated;

d.	Certifying that all conditions and agreements under this Lease to be satisfied or performed by LESSOR have been satisfied and performed except as shall be stated;

e.	Certifying that LESSOR is not in default under the Lease and there are no defenses or offsets against the enforcement of this Lease by LESSOR or stating the defaults and/or defenses claimed by LESSEE;

f.	Reciting the amount of advance rent, if any, paid by LESSEE and the date to which such rent has been paid.

g.	Reciting the amount of Security Deposited with LESSOR, if any; and

h.	Any other information which LESSOR or the Mortgagee shall require.

15.	FAILURE TO EXECUTE ESTOPPEL CERTIFICATE: The failure of LESSEE to execute, acknowledge and deliver to LESSOR and/or any Mortgagee a statement in accordance with the provisions of Paragraph 13 or 14 above within the said ten (10) day period shall constitute acknowledgment by LESSEE (which may be relied upon by any person holding or intending to acquire any interest whatsoever in the premises) that this Lease had not been assigned, amended, changed, or modified, is in full force and effect and that the rent has been duly and fully paid not beyond the respective due dates immediately preceding the date of the request of such statement, and shall constitute as to any persons entitled to rely on such statements a waiver of any defaults by LESSOR or defenses or offsets against the enforcement of this Lease by LESSOR which may exist prior to the date of the written request; and LESSOR at its option, may treat such failure as a deliberate event of default. Further, in the event LESSEE fails to execute and deliver the instruments and documents as provided for in paragraph 13 or 14 within ten (10) days after request in writing by LESSOR or such Mortgagee or purchaser, as the case may be, LESSEE does hereby make, constitute and appoint LESSOR or such Mortgagee or purchaser, as the case may be, as LESSEE’s attorney-in-fact empowered in its name, place and stead to do so. The aforesaid power of attorney is given as coupled with an interest and is irrevocable.

LA: RETICULATE MICRO, INC.	LESSOR:
FACILITY ADDRESS: SFM 312 C 3255 BAYSIDE LAKES BLVD SE PALM BAY FL 32909	LESSEE:

16.	DEFAULT: If the LESSEE defaults in any payment required under the terms of this Lease, and fails to cure same within five (S) days after written notice, or defaults in any other of the terms and conditions of this Lease and fails to cure same within twenty (20) days after written notice, the LESSOR shall be entitled to the following cumulative remedies:

a.	LESSOR may terminate this Lease at LESSOR’s option, and hold LESSEE responsible for all damages recoverable.

b.	LESSOR may retake the premises on LESSEE’s account, holding LESSEE responsible for all payments or damages due hereunder.

c.	The LESSOR may institute an action for eviction against the LESSEE.

d.	The LESSOR shall be entitled to injunctive relief to enjoin any of the LESSEE’s violations of the terms of this Lease.

e.	The LESSOR shall be entitled to a lien against any property of the LESSEE located on the leased premises.

f.	he LESSOR may apply all or any portion of the LESSEE’s Security Deposit to monies owed to LESSOR.

g.	The LESSOR may accelerate any and all payments due hereunder, for rent or otherwise, and the same shall be immediately due and payable.

h.	All of the foregoing remedies shall be in addition to any other remedies available at law or in equity. In the event LESSOR retakes possession, unless LESSOR advises LESSEE in writing otherwise, it shall be presumed that LESSOR is retaking possession on account of LESSEE and not on LESSOR’s own account.

17.	ENVIRONMENTAL ISSUES: LESSEE shall not cause or suffer contamination of the leased premises by hazardous waste or toxic substances and shall not handle or permit polychlorinated biphenyls (“PCB’s”) or asbestos or substances containing PCB’s or asbestos on the premises.

LESSEE shall conduct all of its operations at the premises in compliance with all federal, state and local statutes, ordinances, regulations, orders and requirements of common law, including, but not limited to, (1) discharges to the air, soil, surface or groundwater; and (ii) handling, utilizing, storage, treatment or disposal of any hazardous waste or hazardous or toxic substances as defined therein (“Environmental Statutes”). LESSEE shall obtain all permits, licenses or approvals and shall make all notifications and registrations required by Environmental Statutes and shall submit to LESSOR, upon request, for inspecting and copying, all documents, permits, licenses, approvals, manifests and records required to be submitted and/or maintained by the provisions of the Environmental Statutes. LESSEE shall also provide promptly to LESSOR copies of any correspondence, notice of violation, summons, order, complaint or other document received by LESSEE pertaining to compliance with Environmental Statutes.

LESSEE shall not install at the premises any temporary or permanent tanks for the storage of any liquid or gas above or below ground.

LESSEE hereby agrees to indemnify LESSOR and to hold LESSOR harmless of, from and against any and all expense, loss, cost, fines, penalties, loss of value or liability suffered by LESSOR by reason of LESSEE’s breach of any of the provisions of this section.

The provisions of this Paragraph shall survive the termination of LESSEE’s tenancy or of this Lease.

LA: RETICULATE MICRO, INC.	LESSOR:
FACILITY ADDRESS: SFM 312 C 3255 BAYSIDE LAKES BLVD SE PALM BAY FL 32909	LESSEE:

18.	ASSIGNMENT AND SUBLETTING: The LESSEE shall not have the right to assign or sublet the leased premises without LESSOR’s consent. In the event sublease or assignment is allowed by LESSOR, LESSEE shall remain fully liable. LESSOR may, in LESSOR’s sole discretion, condition approval for assignment or sublease on inspection and approval of financial information regarding the proposed subLESSEE or assignee, execution of personal guarantees, and any other and further security for payment and performance of this Lease. Further it is agreed that Rent may be changed at LESSOR’s discretion if the business is sold or transferred, including a stock sale.

19.	ATTORNEY’S FEES: In all legal proceedings commenced by the parties hereunder, the prevailing party shall be entitled to all costs incurred, including reasonable attorneys’ fees at the trial and appellate level.

20.	DESTRUCTION OF PREMISES: In the event the leased premises are partially or totally destroyed by fire or other hazard, the LESSOR shall have the option to cancel this Lease, without further responsibility to LESSEE other than for prepaid rent.

21.	ACCESS TO PREMISES: LESSOR or LESSOR’s agent shall be granted access to the leased premises at any time in the event of an emergency, and during all reasonable hours upon reasonable notice in the absence of an emergency, for the purpose of inspecting the premises or showing the premises to prospective purchasers or LESSEEs.

22.	NOTICE: All notices hereunder shall be served by certified mail and, if intended for the LESSOR shall be addressed to the LESSOR at 402-A High Point Drive, Cocoa, Florida 32926, or to such other address as may be requested by the LESSOR in writing, and if intended for the LESSEE shall be addressed to the LESSEE at the leased premises.

23.	RECORDING: Neither this Lease nor any memorandum or notice thereof shall be recorded by LESSEE among the public records of any county, except that LESSOR may record a notice to lienors pursuant to the Florida Construction Lien Law. Any other such recording shall be a material default hereunder.

24.	CONDEMNATION: If at any time during the lease ten or any renewal or extension thereof the premises, or any portion thereof, be lawfully condemned or conveyed in lieu of condemnation, the LESSOR shall be entitled to, and shall receive the award or payment therefor, and the LESSEE shall assign, and does hereby assign and transfer to the LESSOR such award or payment as may be made therefor, and in no event and under no circumstances shall the LESSEE be entitled to receive or retain any award or payment of any part thereof. This Lease shall, as to the part so taken terminate as of the date title shall vest in the condemnor, rent shall abate in proportion to the square feet of the leased space taken or condemned.

25.	RETURN CONDITION: Upon the expiration or earlier termination of this Lease, LESSEE shall surrender the leased premises in the same condition as received, ordinary wear and tear and damage by fire, earthquake, act of God or the elements alone excepted, and shall promptly remove or cause to be removed at LESSEE•s expense from the leased premises any signs, notices and displays placed by LESSEE.

LESSEE agrees to repair any damage to the leased premises caused by or in connection with the removal of any articles of personal property, business or trade fixtures, machinery, equipment, cabinetwork, or furniture, all at LESSEE’s sole cost and expense. LESSEE shall indemnify the LESSOR against any loss or liability resulting from delay by LESSEE in so surrendering the leased premises, including without limitation any claims made by any succeeding LESSEE founded on such delay.

LA: RETICULATE MICRO, INC.	LESSOR:
FACILITY ADDRESS: SFM 312 C 3255 BAYSIDE LAKES BLVD SE PALM BAY FL 32909	LESSEE:

In the event LESSEE fails to maintain the leased premises in good order, condition and repair, LESSOR shall give LESSEE notice to do such acts as are reasonably required to so maintain the leased premises. In the event LESSEE fails to promptly commence such work and diligently prosecute it to completion, in addition to any other remedies, then LESSOR shall have the right to do such acts and expend such funds at the expense of LESSEE as are reasonably required to perform such work. Any amount so expended by LESSOR shall be paid by LESSEE promptly after demand with interest at eighteen percent (18%) per annum from the date of such work.

26.	LEASE CONTAINS ALL AGREEMENTS: The parties hereto acknowledge and agree (i) that they have participated in the negotiation of this Lease, and no provision of this Lease shall be construed against or interpreted to the disadvantage of any party hereto or thereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured, dictated or drafted such provision; (ii) that they have had the opportunity to review and analyze this Lease for a sufficient period of time prior to the execution and delivery thereof; (iii) that no representations, warranties, covenants or agreements have been made by or on behalf or relied upon by the parties, in connection with the execution and delivery of this Lease and pertaining to the subject matter of this Lease, other than those that are expressly set forth in this Lease, and all prior statements, representations, warranties, covenants and agreements of the parties, if any, are totally superseded and merged into this Lease; (iv) that all of the terms of this Lease were negotiated at arms-length, and that this Lease was prepared and executed without fraud, duress, undue influence, or coercion of any kind exerted by any of the parties upon the others; and that the execution and delivery of this Lease is the free and voluntary act of LESSOR and LESSEE.

The terms of this Lease may not be changed, modified, waived, discharged or terminated orally, except by an instrument or instruments in writing, signed by the party against whom the enforcement of the change, modification, waiver, discharge or termination is asserted.

27.	RADON WARNING - NOTICE TO PROSPECTIVE LESSEE: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit. Pursuant to §404.056(8), Florida Statutes.

28.	NO WAIVER: No assent, express or implied, by LESSOR to any breach of any of the LESSEE’s covenants, or by the LESSEE to any breach of the LESSOR’s covenants, shall be deemed to be a waiver of any succeeding breach of the same or any other covenant.

29.	SIGNS: If available, LESSEE will have access to the sign can that is above its unit and a space on the main sign, signs to produce at LESSEEs cost. During the last sixty (60) days of the Lease term, LESSOR may place “For Rent” signs on the leased premises, and at any time LESSOR may place “For Sale’, signs on the exterior of the Building. LESSEE will be responsible for maintenance and repair of its own sign. Should maintenance or replacement be required to the primary sign structures, then it will be considered a CAM charge.

LA: RETICULATE MICRO, INC.	LESSOR:
FACILITY ADDRESS: SFM 312 C 3255 BAYSIDE LAKES BLVD SE PALM BAY FL 32909	LESSEE:

30.	TIME: THE PARTIES STIPULATE AND AGREE THAT, AS A MATERIAL PROVISION OF THIS LEASE, TIME SHALL BE OF THE ESSENCE AS TO PERFORMANCE OF ALL PROVISIONS HEREOF.

31.	VENUE; REMOVAL; WAIVER OF JURY TRIAL; CHOICE OF LAW: Venue for any dispute hereunder shall be in the state courts of the Eighteenth Judicial Circuit, Brevard County, Florida. All parties waive any right of removal to Federal court. All parties waive trial by jury as to any dispute arising hereunder. Florida law shall govern any dispute arising hereunder.

32.	RELEASE OF LESSOR FROM LIABILITY: In the event the LESSOR is delayed or prevented from making any repairs, rebuilding or restoration, or furnishing any services or performing any other covenant or duty, whether express herein or implied to be performed on the LESSOR’s part due to the LESSOR’s inability of difficulty in obtaining labor, materials necessary therefor or due to strike, lockout, embargo, war, governmental orders or acts of God, or any other cause beyond the LESSOR’s control, then the LESSOR shall not be liable to the LESSEE for damages resulting therefrom, nor, except as expressly otherwise provided in connection with casualty losses or condemnation proceedings, shall the LESSEE be entitled to any abatement or reduction of rent by reason thereof, nor shall the same give rise to a claim in the LESSEE’s favor that such failure constitutes actual or constructive, partial or total, eviction from the leased premises.

LESSEE shall not be entitled to any compensation or reduction of rent by reason of inconvenience or loss arising from the necessity of the LESSOR’s entering the leased premises for any of the purposes authorized in this Lease, or for repairing the leased premises or any portion of the building of which the leased premises are a part.

LESSOR shall be under no personal liability with respect to any of the provisions of this Lease and if LESSOR is in default with respect to its obligations under this Lease, LESSEE shall look solely to the equity of the LESSOR in the premises for the satisfaction to LESSEE’s remedies. It is expressly understood and agreed that LESSEE’s liability under the terms of this Lease shall in no event exceed the amount of LESSOR’s equity interest in the property.

33.	SEVERABILITY: If a provision of this Lease is held invalid, it is hereby agreed that all valid provisions that are severable from the invalid provision remain in effect. If a provision in this Lease is held invalid in one or more of its applications, the provision remains in effect in all valid applications.

34.	NO PARTNERSHIP OR JOINT VENTURE: Neither this Lease, nor any prior agreement if existing, actions or omissions, shall in any respect be interpreted, deemed or construed as making LESSOR a partner or joint venture Unit with LESSEE, and LESSEE agrees not to make any contrary assertion, contention, claim or counterclaim in any action, suit or other legal proceeding involving LESSOR.

35.	BANKRUPTCY OR INSOLVENCY: If at any time during the term of this Lease, or any extensions thereof, a voluntary case is commenced by the LESSEE, or an involuntary case is commenced with respect to the LESSEE, under the bankruptcy laws of the United States of America, and such case shall not be dismissed within sixty (60) days from the date of such commencement, then, at the· option of the LESSOR, the commencement of either such case shall be deemed to constitute a breach of this Lease by the LESSEE. The LESSOR, at its election, may terminate this Lease in the event of occurrence of any such case by giving not less than five (5) days written notice to the LESSEE or to the assignee or to the trustee or to such other person appointed pursuant to an order of court, and thereupon the LESSOR may re-enter the leased premises and this Lease shall not be treated as an asset of LESSEE’s estate. However, the LESSOR shall be entitled to exercise all available rights and remedies and to recover from the LESSEE all monies that may be due or become due, including damages resulting from the breach of the terms of this Lease by the LESSEE.

LA: RETICULATE MICRO, INC.	LESSOR:
FACILITY ADDRESS: SFM 312 C 3255 BAYSIDE LAKES BLVD SE PALM BAY FL 32909	LESSEE:

36.	ABANDONMENT OF PREMISES: “Abandonment” hereunder shall be deemed to include but shall not be limited to either (a) any vacancy of the leased premises by LESSEE for ten (10) consecutive days without LESSOR’s prior written consent, or (b) non-operation of the LESSEE’s business in the leased premises for a period of ten ( I0) consecutive days without LESSOR’s prior written consent.

In the event of the LESSEE’s abandonment of the premises, as hereinabove defined, LESSOR shall provide LESSEE with ten (10) days written notice of LESSOR’s intention to re-enter and repossess the premises, without recourse to further legal proceedings, unless LESSEE objections within said ten (10) day period. Should LESSEE not object within the said ten (I 0) day period, LESSOR shall have the absolute right to re-enter the leased premises without legal proceedings and without being liable for any prosecution therefore or damages resulting therefrom, and to be possession of the leased premises, together with all additions, alterations and improvements, to which remedies and acts the LESSEE specifically consents. This right shall be cumulative to LESSORs remedies set forth herein.

37.	PARKING: The LESSEE shall have the non-exclusive right, in common with any other LESSEEs of the building, to have customer parking in the parking spaces located on the property. If in the opinion of the LESSOR it becomes necessary from time to time to prescribe certain sections within the parking lot for use of parking spaces by the LESSEE and the LESSEE’s officers, employees, agents and customers, then in such event the LESSEE, upon notice to it from the LESSOR, shall use and also require its officers, employees, agents and customers to use only such sections within the parking lot as are prescribed by the LESSOR.

38.	ABANDONMENT OF PERSONAL PROPERTY: Should LESSEE fail to remove its personal property upon abandonment, expiration, termination or recovery of possession by the LESSOR, then upon such abandonment, expiration, termination or recovery of possession and after ten (10) days written notice to LESSEE to remove its property, all personal property of any nature then remaining on the premises shall be deemed abandoned and title thereto shall vest exclusively in the LESSOR. LESSOR may thereafter remove and dispose of or liquidate said personal property as LESSOR may deem proper in its sole and absolute discretion; provided, however, the proceeds of any sale or liquidation of such property shall be applied first to reduce any sums owed by LESSEE to LESSOR, including storage costs, attorney’s fees and any other expenses incurred by LESSOR resulting from such abandonment and any sums remaining shall be returned to LESSEE. LESSEE hereby waives and agrees to indemnify and hold LESSOR harmless from any claim of loss or damage arising from LESSOR’s dealing with LESSEE’s property pursuant to the terms of this paragraph.

39.	DISCLOSURE OF LEASE TERMS: LESSEE shall not divulge without the permission of LESSOR the terms and conditions of this Lease.

40.	TANGIBLE PERSONAL PROPERTY TAXES: LESSEE will be responsible to pay 100% of the tangible personal property tax bill on its equipment.

LA: RETICULATE MICRO, INC.	LESSOR:
FACILITY ADDRESS: SFM 312 C 3255 BAYSIDE LAKES BLVD SE PALM BAY FL 32909	LESSEE:

41.	BUILD OUT OF RETAIL SPACE: LESSEE understands that any improvement attached to the building will remain at the lease termination. LESSEE will complete its own build-out at its’ cost but must provide LESSOR with its plans before construction for approval. LESSOR at its option may require that all equipment be removed and the building returned to its initial condition, wear and tear accepted.

42.	LESSOR OPTION: Notwithstanding anything to the contrary herein, and without cause, LESSOR may terminate this Lease by thirty (30) days’ written notice to LESSEE.

BY SIGNING THIS RENTAL AGREEMENT, THE LESSEE AGREES THAT UPON SURRENDER OR ABANDONMENT, AS DEFINED BY THE FLORIDA STATUTES, THE LESSOR SHALL NOT BE LIABLE OR RESPONSIBLE FOR STORAGE OR DISPOSITION OF THE LESSEE’S PERSONAL PROPERTY.

IN WITNESS WHEREOF, the parties have executed this Lease this day 30, of January 2023.

LESSOR:
EAST COAST PETRO, INC.

BY:
Witness as to LESSOR		Monica Shah
(two required)	Its:	VP, Treasurer

LESSEE:
RETICULATE MICRO, INC.

Witness as to LESSEE	BY:
Michael Chermak
	Its:	Secretary, Other

LA: RETICULATE MICRO, INC.	LESSOR:
FACILITY ADDRESS: SFM 312 C 3255 BAYSIDE LAKES BLVD SE PALM BAY FL 32909	LESSEE:

Addendum to Lease Agreement

By and Between

EAST COAST PETRO, INC. and RETICULATE MICRO, INC.

Dated January 30, 2023

1.	LESSEE acknowledges they are leasing the Endcap only. Any other End Caps or Car Wash Stalls as they may exist, is/are also separately leased and the lease incomes earned remain that of the LESSOR.

2.	LESSEE has agreed to EFT deposits and will provide LESSOR with a voided check upon lease signing.

3.	All licenses and Utilities will be taken in the name of the LESSEE.

4.	No Warranties or Representation by LESSOR. LESSEE represents and warrants that it has inspected the Property and any fixtures, improvements, and personal property on or about the Property, and accepts same and is taking same in an “as-is” existing condition.

5.	LESSEE will place the entirety of the $3,125.00 deposit upon execution of this lease in the form of a cashier’s check.

6.	Dumpsters: Dumpster rental shall be paid by the party renting and using same. In the event a dumpster is shared, LESSEE shall bear 50% of the cost thereof, and any increased costs for additional pick up or size of dumpster.

LESSOR:		LESSEE:

EAST COAST PETRO, INC.		RETICULATE MICRO, INC.

By:	Monica Shah	By:	Michael Chermak
Its:	VP, Treasurer	Its:	Secretary, Other

LA: RETICULATE MICRO, INC.	LESSOR:
FACILITY ADDRESS: SFM 312 C 3255 BAYSIDE LAKES BLVD SE PALM BAY FL 32909	LESSEE: